Exhibit (a)(1)(b)

THE BUREAU OF NATIONAL AFFAIRS, INC. LETTER OF TRANSMITTAL

Investor ID Number

LETTER OF TRANSMITTAL TO TENDER SHARES OF THE BUREAU OF NATIONAL AFFAIRS, INC.
Pursuant to the Offer to Purchase dated August 31, 2011, Brass Acquisition Corp. ("Purchaser") has offered to purchase all issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock (collectively, the "Shares") of The Bureau of National Affairs, Inc. The offer expires on September 28, 2011. See Instructions below.

I/we the undersigned, tender to you upon the terms and subject to the conditions of the Offer to Purchase and this Letter of Transmittal the Share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, am/are the registered holder(s) of the Shares of The Bureau of National Affairs, Inc. stock identified below represented by book entry shares and have full authority to tender such Shares and, when such Shares are accepted for payment by Purchaser, Purchaser will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances and the Shares will not be subject to any adverse claim or right. I/we will, upon request, execute and deliver any additional documents deemed necessary or desirable by the Depositary or Purchaser to complete the sale, assignment and transfer of the tendered Shares to Purchaser.

❶ **Signature:** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the share register or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ____________________ | ________ | ____________________
Signature of Stockholder | Date | Daytime Telephone #

X ____________________ | ________ | ____________________
Signature of Stockholder | Date | Daytime Telephone #

Please complete the back if you would like to transfer ownership or request special mailing.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

❶ Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

❷ Payment of the Offer Price with respect to Shares which are reflected on the Company's books and records as being pledged to the Company's credit union (or other secured party) will be made directly to the credit union (or other secured party). Such payment may result in a payment to the credit union (or other secured party) greater than the amount of the underlying obligation that is secured by the pledge. A holder of Shares will have to look to the credit union (or other secured party) for the repayment of any amounts in excess of the underlying obligation. Purchaser will not be responsible for any such overpayment. Payment to the Company's credit union (or other secured party) will discharge the obligation of Purchaser to pay for such Shares.

❸ All questions as to validity, form and eligibility of any tender of Shares hereby will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

❹ **PLEASE SIGN IN BOX 4 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 4 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. **To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the *"Important Tax Information"* document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc) to avoid withholding.** If you are a non-U.S. Taxpayer, please complete and return form W-8BEN. In addition, you may be subject to withholding at a rate of 10% of the gross proceeds if the Company does not provide a certificate to Purchaser certifying that it is not a U.S. real property holding company.

❺ If you want your check to be issued in another name, fill in Box 5 on the reverse side. Signature(s) in Box 5 must be medallion guaranteed. **To complete your transfer request you must also indicate below a Transfer Reason by executing the Transfer Reason box below.**

Transfer Reason[1] - *Check only one:* All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death.

☐ Gift	Date of Gift[2]:	___/___/___	(Gift applies to certificates only)	
☐ Private Sale	Date of Sale[3]:	___/___/___	Value per Share:	USD________. __ __
☐ Death	Date of Death[3]:	___/___/___	Value per Share[4]:	USD________. __ __
☐ None of the above[5]:	____________________ (Please specify)			

1 You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer.
2 If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry shares, the gift date will always be the date that the transfer is processed.
3 Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any.
4 Required to determine cost basis to be applied per beneficiary.
5 Existing cost basis of shares will be carried over to the new account.

❻ Complete Box 6 only if your check for cash is to be delivered to a person other than the registered holder or to a different address. Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Shares to it, or its order, in the Offer. If, however, payment of the Offer Price is to be made to any person(s) other than the registered owner(s), the amount of any stock transfer taxes payable on account of the transfer will be deducted from the price to be paid in the Offer unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

THE BUREAU OF NATIONAL AFFAIRS, INC. LETTER OF TRANSMITTAL Investor ID Number LETTER OF TRANSMITTAL TO TENDER SHARES OF THE BUREAU OF NATIONAL AFFAIRS, INC. Pursuant to the Offer to Purchase dated August 31, 2011, Brass Acquisition Corp. (“Purchaser”) has offered to purchase all issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock (collectively, the “Shares”) of The Bureau of National Affairs, Inc. The offer expires on September 28, 2011. See Instructions below. I/we the undersigned, tender to you upon the terms and subject to the conditions of the Offer to Purchase and this Letter of Transmittal the Share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, am/are the registered holder(s) of the Shares of The Bureau of National Affairs, Inc. stock identified below represented by book entry shares and have full authority to tender such Shares and, when such Shares are accepted for payment by Purchaser, Purchaser will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances and the Shares will not be subject to any adverse claim or right. I/we will, upon request, execute and deliver any additional documents deemed necessary or desirable by the Depositary or Purchaser to complete the sale, assignment and transfer of the tendered Shares to Purchaser. A Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the share register or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. X Signature of Stockholder Date Daytime Telephone # X Signature of Stockholder Date Daytime Telephone # Please complete the back if you would like to transfer ownership or request special mailing. INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL A Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope. B Payment of the Offer Price with respect to Shares which are reflected on the Company’s books and records as being pledged to the Company’s credit union (or other secured party) will be made directly to the credit union (or other secured party). Such payment may result in a payment to the credit union (or other secured party) greater than the amount of the underlying obligation that is secured by the pledge. A holder of Shares will have to look to the credit union (or other secured party) for the repayment of any amounts in excess of the underlying obligation, Purchaser will not be responsible for any such overpayment. Payment to the Company’s credit union (or other secured party) will discharge the obligation of Purchaser to pay for such Shares. C All questions as to validity, form and eligibility of any tender of Shares hereby will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding. D PLEASE SIGN IN BOX 4 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 4 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified additional on our instructions, records. To avoid please back see up the withholding, you are required to fully and accurately complete the Substitute Form W-9. box For for your status (Individual/Sole proprietor, “Important Corporation, Tax Information” etc) to document. avoid withholding. Note: You are required to check the appropriate If you are a non-U.S. Taxpayer, please complete and return form W-8BEN. In addition, you may be subject to withholding at a rate of 10% of the gross proceeds if the Company does not provide a certificate to Purchaser certifying that it is not a U.S. real property holding company. E To If you complete want your your check transfer to be request issued in you another must name, also indicate fill in Box below 5 on athe Transfer reverse Reason side. Signature(s) by executing in Box the 5 Transfer must be Reason medallion box guaranteed. below. Transfer Reason1 — Check only one: All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death. 3 Gift Date of Gift2: ____/____/____ (Gift applies to certificates only) 3 Private Sale Date of Sale3: ____/____/____ Value per Share: USD 3 Death Date of Death3: ____/____/____ Value per Share4: USD 3 None of the above5: (Please specify) 1 You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer. 2 If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry shares, the gift date will always be the date that the transfer is processed. 3 Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any. 4 Required to determine cost basis to be applied per beneficiary. 5 Existing cost basis of shares will be carried over to the new account. F Complete Box 6 only if your check for cash is to be delivered to a person other than the registered holder or to a different address. Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Shares to it, or its order, in the Offer. If, however, payment of the Offer Price is to be made to any person(s) other than the registered owner(s), the amount of any stock transfer taxes payable on account of the transfer will be deducted from the price to be paid in the Offer unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS By Mail: By Overnight Courier or By Hand BNY Mellon Shareowner Services BNY Mellon Shareowner Services Attn: Corporate Action Dept. Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 480 Washington Boulevard South Hackensack, NJ 07606 Jersey City, NJ 07310